Exhibit 10.10
Pursuant to 17 CFR 229.601, certain identified information marked “[***]” has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
ADDENDUM NO. I. TO A DATA SUPPLY & LICENSE AGREEMENT
Effective as of August 2015 (“Effective Date”)
This Addendum No. 1 (“Addendum”) to a certain Data Supply & License Agreement dated February 14, 2014 by and between Myriad International Holdings BV, a corporation organized and existing under the laws of the Netherlands, and SimilarWeb Ltd., an Israeli corporation (the “Agreement”) in hereby entered as of the Effective Date.
WHEREAS, the Parties entered into the Agreement; and
WHEREAS, the Parties now wish to amend certain terms of the Agreement as expressly set forth in this Addendum;
NOW, THEREFORE, the Parties mutually agree as follows:
1.    Definitions.
Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.
2.    Service Fee.
With effect from 1 August 2015, the annual Service Fee payable pursuant to Section 2.4 of the Agreement shall be increased to [***]. Such amount shall be paid within 30 days following the Effective Date against receipt by Naspers of an invoice to be issued by Similar Web.
3.    Dedicated Resource.
The Parties record that Section 2.3 of the Agreement contemplates the engagement of a single data analyst as a full-time employee as part of SimilarWeb’s R&D team in Israel. It is hereby agreed that one or more additional persons may be engaged to act as Dedicated Resources pursuant to the terms of the Agreement. All of the provisions of Section 2.3 of the Agreement shall apply to and in respect of such additional person or persons, provided that such additional person or persons may, as may be agreed between the Parties, be engaged by SimilarWeb on a part-time basis rather than on a full-time basis. In the event that one or more additional persons are so engaged by SimilarWeb, the Service Fee shall be adjusted accordingly to reflect the supplement of the additional Dedicated Resource(s).
4.    Miscellaneous.
4.1    All provisions of the Agreement shall continue in full force and effect unless modified by this Addendum.
4.2    Section 9 of the Agreement shall apply mutatis mutandis to this Addendum.
[Signature page below]

IN WITNESS THEREOF, Naspers and SimilarWeb have caused this Agreement to be signed and delivered by their duly authorized officers, all as of the date hereinabove written.

Myriad International Holdings BV		SimilarWeb Ltd.

By:	/s/ S. de Reus	By:	/s/ Avi Israel
Title:	Director	Title:	VP Finance
Date:	14/09/2015	Date:	16/9/2015
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